Exhibit 99.1
Don Sebastian Appointed Chief Financial Officer of Alamo Energy Corp.

LONDON – May 4, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to announce the appointment of Don Sebastian to the role of Chief Financial Officer. Mr. Mann will remain as Alamo’s Secretary and a director.

Mr. Sebastian has over 37 years of experience in the oil and gas industry and brings with him a wealth of finance and operational expertise to Alamo. During that time, Mr. Sebastian has served in multiple senior level positions in the oil and gas industry such as Vice President of Onshore Operations and Business Development with Michael Baker Corporation, a civil engineering and oil and gas service company with worldwide operations and as Senior Vice President responsible for the Gulf Coast Onshore and Offshore Business Unit and as Chief Financial Officer of J. M. Huber Corporation.  Mr. Sebastian began his career in 1974 at Texaco, Inc. prior to joining J. M. Huber Corporation in 1979.  Mr. Sebastian has a BS Degree in Business Administration from Trinity University.

Allan Millmaker, CEO of Alamo Energy, said: "We welcome Mr. Sebastian to our Executive Management team. Alamo will benefit from Don Sebastian’s wide range of knowledge with not only the financial and accounting expertise traditionally associated with being a Chief Financial Officer, but he also has substantial onshore and offshore operating expertise.”

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169609, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Investor Relations
Adam Holdsworth
+1 212-825-3210
ir@alamoenergycorp.com